Exhibit 10.3
[Tier I Grants]
Performance Shares Award Agreement
Under the Amended and Restated 2006
Equity and Performance Incentive Plan
Kaiser Aluminum Corporation

Kaiser Aluminum Corporation
Amended and Restated 2006 Equity
and Performance Incentive Plan
Performance Shares Award Agreement
     You have been selected to receive a grant of Performance Shares pursuant to the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan (the “Plan”), as specified below:
     Participant: _______________________________________
     Date of Grant: ______________________________________
     Number of Performance Shares Granted: _________________
     End of Performance Period: December 31, 20___
     Management Objectives: The Management Objectives which, if achieved, will result in payment hereunder are set forth on Exhibit A hereto.
     Formula for Determining Performance Shares Earned: The specific number of Performance Shares earned hereunder, if any, will be determined based on the level of achievement of the Management Objectives in accordance with the formula set forth on Exhibit A hereto. Except as otherwise provided in Section 5 or Section 6 of this Agreement, before the Performance Shares will be earned and paid, the Committee must certify the level of achievement of the Management Objectives.
     Performance Vesting Date: The later of (1) the third anniversary of the Date of Grant and (2) the date on which the Committee certifies the level of achievement of the Management Objectives specified above, on which the specific number of Performance Shares earned hereunder, if any, shall become vested and earned.

     THIS PERFORMANCE SHARES AWARD AGREEMENT, effective as of the Date of Grant set forth above (this “Agreement”), represents the grant of Performance Shares by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), to the Participant named above pursuant to the provisions of the Plan.
     The Plan provides a complete description of the terms and conditions governing the Performance Shares granted hereunder. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.

     1. Employment with the Company. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, the Performance Shares granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant set forth above through (and including) the Performance Vesting Date.
     2. Account for Performance Shares; Restrictions on Transfer.
(a)	The Performance Shares covered by this Agreement are granted to the Participant effective on the Date of Grant set forth above and are subject to, and granted upon, the terms, conditions and restrictions set forth in this Agreement and in the Plan. The Performance Shares granted hereunder shall be earned as set forth under “Formula for Determining Performance Shares Earned” above. The Performance Shares granted hereunder shall be credited to a bookkeeping entry in the Participant’s name established and maintained by the Company until payment or forfeiture of such Performance Shares in accordance with this Agreement.

(b)	Except as may otherwise be provided herein and in the Plan, neither the Performance Shares granted hereunder nor any right or interest under this Agreement (including, without limitation, any interest in the Common Shares underlying such Performance Shares) shall be transferable prior to payment in accordance with Section 3 of this Agreement other than as contemplated by Section 8 of this Agreement or by will or the laws of descent and distribution. If Performance Shares granted hereunder or any right or interest under this Agreement (including, without limitation, any interest in the Common Shares underlying Performance Shares) are sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily, other than in accordance with this Agreement or the Plan, or if any attachment, execution, garnishment or lien shall be issued against or placed upon Performance Shares granted hereunder or any right or interest under this Agreement (including, without limitation, any interest in the Common Shares underlying Performance Shares), all Performance Shares shall be immediately forfeited by the Participant and all obligations of the Company under this Agreement shall terminate.
     3. Payment of Performance Shares.
(a)	Each Performance Share granted hereunder that becomes vested and earned or deemed earned shall entitle the Participant to receive one (1) Common Share.

(b)	The Company shall issue or deliver Common Shares to the Participant to settle vested and earned Performance Shares granted hereunder as soon as practicable following the Performance Vesting Date or, if the Performance Shares are vested and deemed earned prior thereto upon an event contemplated by Section 5(b), 5(c) or 6 of this Agreement, the date of such event (the applicable date being referred to herein as the “Vesting Date”). Notwithstanding the foregoing, if the Vesting Date is a date when trading in the Common Shares is subject to a “blackout period” or any other restriction on trading under the Company’s trading policy, the issuance or delivery to the Participant of the Common Shares underlying the vested and earned Performance Shares will be deferred until the end of such “blackout period” or other restriction on trading, provided that, in all cases, the Common Shares underlying the vested and earned Performance Shares will be issued or delivered to the Participant no later than 2-1/2 months after the end of the calendar year in which the Vesting Date occurs.

(c)	Except to the extent determined by the Committee and permitted by the Plan, the Company may not issue or deliver Common Shares to the Participant in respect of the Performance Shares granted hereunder at a time earlier than otherwise expressly provided in this Agreement.

(d)	The Company’s obligations to the Participant with respect to this Agreement and the Performance Shares vested and earned hereunder shall be satisfied in full upon the issuance or delivery of Common Shares in respect of such Performance Shares.
     4. No Rights as Stockholder; Dividend Equivalents.
(a)	The Participant shall have no rights of ownership in the Performance Shares granted hereunder and shall have no voting or other ownership rights in respect of the Common Shares underlying the Performance Shares granted hereunder until the date on which such Common Shares, if any, are issued or delivered to the Participant pursuant to Section 3 of this Agreement.

(b)	If the Company declares a dividend or distribution on the Company’s Common Shares payable other than in shares of the Company’s capital stock and the record date for such dividend or distribution occurs prior to the date set forth under “End of Performance Period” above, the Participant shall be paid, on the payment date for such dividend or distribution, the amount and type of dividend or distribution that the Participant would have received if the number of Common Shares issuable or deliverable assuming the Target Performance Shares (as defined in Section 5(a)) are vested and earned had been issued and outstanding and held of record by the Participant on such record date. If the Company declares a dividend or distribution on the Company’s Common Shares payable other than in shares of the Company’s capital stock and the record date for such dividend or distribution occurs on or after the date set forth under “End of Performance Period” above but before Common Shares are issued or delivered to the Participant in settlement of any Earned Performance Shares (as defined in Section 5(a)) pursuant to Section 3 of this Agreement, the Participant shall be paid, on the later of the payment date for such dividend or distribution and the date on which such Common Shares, if any, are so issued or delivered to the Participant, the amount and type of dividend or distribution that the Participant would have received if such Common Shares had been issued and outstanding and held of record by the Participant on such record date. Notwithstanding the foregoing, in no event shall any such dividend equivalents be paid later than the 45th day following the calendar year in which the related dividends are paid. For purposes of the time and form of payment requirements of Section 409A of the Code, such dividend equivalents shall be treated separately from the Performance Shares.

(c)	The obligations of the Company under this Agreement are unfunded and unsecured, and the rights of the Participant hereunder will be no greater than those of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

(d)	In the event the Participant ceases to be an Employee of the Company for any reason other than the reasons set forth in Section 5(a), 5(b), 5(c) or 5(d) of this Agreement prior to the Performance Vesting Date, the Company shall have the right to demand that all or any portion of dividend or distribution equivalents received in respect of the Performance Shares granted hereunder be repaid to the Company and the Company may, to the extent permitted by law, set off the amounts payable to it against any amounts that may be owing from time to time by the Company or any Subsidiary to the Participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

     5. Termination of Employment.
(a)	By Death. In the event the Participant ceases to be an Employee of the Company by reason of death prior to the date set forth under “End of Performance Period” above, a number of Performance Shares granted hereunder that would become vested and earned assuming achievement of the target level of Management Objectives set forth above and assuming the Participant were an Employee of the Company from the Date of Grant through (and including) the Performance Vesting Date (“Target Performance Shares”) shall immediately become 100% vested and deemed earned and the Company shall issue or deliver the Common Shares underlying the Target Performance Shares as soon as practicable following the date of death to the Person or Persons that have been named as the Participant’s beneficiary or beneficiaries, as contemplated by Section 8 of this Agreement, or to such Person or Persons that have acquired the Participant’s rights to such Performance Shares by will or the laws of descent and distribution. In the event the Participant ceases to be an Employee of the Company by reason of death on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date, a number of Performance Shares granted hereunder that would become vested and earned on the Performance Vesting Date assuming the Participant were an Employee of the Company from the Date of Grant through (and including) the Performance Vesting Date (“Earned Performance Shares”) shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares as soon as practicable following the Performance Vesting Date to the Person or Persons that have been named as the Participant’s beneficiary or beneficiaries, as contemplated by Section 8 of this Agreement, or to such Person or Persons that have acquired the Participant’s rights to such Performance Shares by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Participant’s death or the Performance Vesting Date, as applicable, occurs on a date when trading in the Common Shares is subject to a “blackout period” or any other restriction on trading under the Company’s trading policy, the issuance or delivery to such Person or Persons of the Common Shares underlying the Target Performance Shares shall be deferred until the end of such “blackout period” or other restriction on trading, provided that, in all cases, the Common Shares underlying the Target Performance Shares shall be issued or delivered to such Person or Persons no later than 2-1/2 months after the end of the calendar year in which the Vesting Date occurs.

(b)	By Disability. In the event the Participant ceases to be an Employee of the Company by reason of Disability (as defined in this Section 5(b)) prior to the date set forth under “End of Performance Period” above, the Target Performance Shares shall immediately become 100% vested and deemed earned, and the Company shall issue or deliver the Common Shares underlying the Target Performance Shares to the Participant in accordance with Section 3 of this Agreement. In the event the Participant ceases to be an Employee of the Company by reason of Disability on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date, any Earned Performance Shares shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares to the Participant in accordance with Section 3 of this Agreement.

“Disability” shall be defined as a total and permanent disability as a result of bodily injury, disease or mental disorder which results in the Participant’s entitlement to long-term disability benefits under the Kaiser Aluminum Self-Insured Welfare Plan or the Kaiser Aluminum Salaried Employees Retirement Plan.

(c)	Involuntary Termination Other Than for Cause or Detrimental Activity. In the event the Participant ceases to be an Employee of the Company prior to the date set forth under “End of Performance Period” above because either (i) the Company or any of its Subsidiaries terminates such employment for any reason other than for Cause or other Detrimental Activity or (ii) the Participant terminates his or her employment for Good Reason, the Target Performance Shares shall immediately become 100% vested and deemed earned and the Company shall issue or deliver the Common Shares underlying the Target Performance Shares to the Participant in accordance with Section 3 of this Agreement. In the event the Participant ceases to be an Employee of the Company on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date because either (i) the Company or any of its Subsidiaries terminates such employment for any reason other than for Cause or other Detrimental Activity or (ii) the Participant terminates his or her employment for Good Reason, any Earned Performance Shares shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares to the Participant in accordance with Section 3 of this Agreement.

(d)	Retirement. In the event the Participant ceases to be an Employee of the Company as a result of normal retirement at age 65, all of the shares of Performance Shares granted hereunder held by the Participant at the time of retirement shall, subject to the forfeiture provisions contained in this Agreement, remain outstanding and any Earned Performance Shares shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares to the Participant in accordance with Section 3 of this Agreement.

(e)	For Other Reasons. In the event the Participant ceases to be an Employee of the Company prior to the Performance Vesting Date for any reason other than the reasons set forth in Sections 5(a), 5(b), 5(c) or 5(d) of this Agreement, all Performance Shares granted hereunder and any rights to dividend equivalents related thereto shall be forfeited by the Participant. The Company shall have the right, at the sole discretion of the Committee, to determine that all or any portion of the Performance Shares that would otherwise be forfeited has been vested and earned.
     6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to the date set forth under “End of Performance

Period” above and while the Participant continues to be an Employee of the Company, the Target Performance Shares shall become 100% vested and deemed earned and the Company shall issue or deliver the Common Shares underlying the Target Performance Shares to the Participant in accordance with Section 3 of this Agreement. In the event of a Change in Control of the Company on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date, any Earned Performance Shares shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares to the Participant in accordance with Section 3 of this Agreement.
     7. Detrimental Activity. If the Participant, either during employment by the Company or any Subsidiary or within one (1) year after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:
(a)	Forfeit any Performance Shares granted hereunder;

(b)	Return to the Company all Common Shares that the Participant has not disposed of that were acquired pursuant to this Agreement within one (1) year prior to the date of the commencement of such Detrimental Activity; and

(c)	With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the aggregate Market Value per Share of the Common Shares on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or any Subsidiary to the Participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code. For purposes of this Section 7, Common Shares shall be deemed to be acquired pursuant to this Agreement at such time as they are issued or delivered to the Participant to settle earned Performance Shares.
     8. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Participant’s death before the Participant receives all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Vice President Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid in accordance with the Participant’s will or the laws of descent and distribution.
     9. Continuation of Employment. This Agreement shall not confer upon the Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall this Agreement interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate the Participant’s employment or other service at any time.

     10. Miscellaneous.
(a)	To the extent applicable, this Agreement and the Plan are intended to comply with Section 409A of the Code and all provisions of this Agreement and the Plan shall be administered, construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent that the Performance Shares, or the issuance or delivery of the Common Shares in respect of the Performance Shares, are subject to Section 409A of the Code, the Performance Shares shall be awarded, and any Common Shares in respect thereof shall be issued or delivered, in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, the Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed in connection with this Agreement (including any taxes and penalties under Section 409 of the Code), and neither the Company nor any Subsidiary shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

(b)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(c)	In accordance with Section 19 of the Plan, the Board may terminate, amend or modify the Plan.

(d)	The Participant shall pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes (including the Participant’s FICA obligation), whether domestic or foreign, required by law to be withheld on account of any event under this Agreement.

The Participant acknowledges that the Company shall have the power and the right to deduct or withhold from the Participant’s compensation an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation), whether domestic or foreign, required by law to be withheld with respect to any event under this Agreement should the Participant fail to make timely payment of all taxes due.

The Participant may elect, subject to the Plan, approval by the Committee and any procedural rules adopted by the Committee, to satisfy the withholding requirement,

in whole or in part, by having the Company withhold Common Shares issuable or deliverable hereunder having an aggregate Market Value per Share on the date the tax is to be determined equal to the amount required to be withheld.
(e)	The Participant shall take all steps necessary to comply with all applicable provisions with respect to transfers of the Company’s securities imposed by the Company’s certificate of incorporation, bylaws and insider trading policies and federal and state securities laws, each as in effect from time to time, in exercising his or her rights under this Agreement.

(f)	All obligations of the Company under the Plan and this Agreement shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company.

(g)	This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

(h)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such address as one party may subsequently furnish to the other party in writing.

(i)	If there is any inconsistency between the terms of this Agreement and the terms of a written employment agreement between the Participant and the Company or any Subsidiary relating to the earning or payment of the Performance Shares granted hereunder, the terms of this Agreement shall control.

(j)	Notwithstanding any other provisions of this Agreement, the Company shall not be required to issue or deliver any Common Shares pursuant to this Agreement on a date on which such issuance or delivery would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.

(k)	By accepting the grant of Performance Shares contemplated hereby, the Participant is deemed to be bound by the terms and conditions set forth in the Plan and this Agreement regardless of whether the Participant executes and delivers to the Company a copy hereof.

(l)	For the avoidance of doubt, Performance Shares which are not vested and earned hereunder either (i) on the Certification Date based on the level of achievement of the Management Objectives set forth above or (ii) upon an event contemplated by Section 5 or 6 of this Agreement, shall be forfeited by the Participant on the Certification Date or the date of such event, as applicable. However, the Company shall have the right, at the sole discretion of the Committee, to determine that all or any portion of the Performance Shares that would otherwise be forfeited has been vested and earned.

     11. Definitions.
(a)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(b)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(c)	“Business Combination” means a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or entity, or other similar transaction.

(d)	“Cause” means (i) the Participant’s engaging in fraud, embezzlement, gross misconduct or any act of gross dishonesty with respect to the Company or its affiliates, (ii) the Participant’s habitual drug or alcohol use which impairs the ability of the Participant to perform his duties with the Company or its affiliates, (iii) the Participant’s indictment with respect to, conviction of, or plea of guilty or no contest to, any felony, or other comparable crime under applicable local law (except, in any event, for motor vehicle violations not involving personal injuries to third parties or driving while intoxicated), or the Participant’s incarceration with respect to any of the foregoing that, in each case, impairs the Participant’s ability to continue to perform his duties with the Company and its affiliates, or (iv) the Participant’s material breach of any written employment agreement or other agreement between the Company and the Participant, or of the Company’s Code of Business Conduct, or failure by the Participant to substantially perform his or her duties for the Company which remains uncorrected or reoccurs after written notice has been delivered to the Participant demanding substantial performance and the Participant has had a reasonable opportunity to correct such breach or failure to perform.

(e)	“Change in Control” means the occurrence on or after the date of this Agreement of any of the following events:
(i)	the acquisition by any Person of Beneficial Ownership of 35% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:
(A)	for purposes of this Section 11(e)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Company directly from the Company (x) pursuant to the POR or (y) that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary (other than any voluntary employee beneficiary association established in connection with the POR), and (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 11(e)(iii) below;

(B)	if any Person acquires Beneficial Ownership of 35% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A)(1) of Section 11(e)(i) and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company pursuant to the POR, in an acquisition directly from the Company in a transaction that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be deemed to constitute a Change in Control;

(C)	a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 35% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company pursuant to the POR, in an acquisition directly from the Company in a transaction that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(D)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 35% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
(ii)	a majority of the Directors are not Incumbent Directors; or

(iii)	the consummation of a Business Combination, unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including without limitation an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business

Combination, any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination (other than any voluntary employee beneficiary association established in connection with the POR) or any Person that immediately prior to such Business Combination owns, directly or indirectly, 35% or more of the Voting Stock of the Company so long as such Person does not at such time own, directly or indirectly, more than 1% of the securities of the other corporation or other entity involved in such Business Combination to be converted into or exchanged for shares of Voting Stock of the entity resulting from such Business Combination pursuant to such Business Combination)) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 11(e)(iii).
(f)	“Director” shall mean a member of the Board of Directors of the Company.

(g)	“Employee of the Company” means an officer of the Company or one or more of its Subsidiaries.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(i)	“Good Reason” means, without a Participant’s consent, the occurrence of any of the following events which is not cured by the Company within ten (10) business days following the Participant’s written notice to the Company of the event constituting Good Reason; provided, however, that any such written notice received by the Company following the thirty (30) day period after the date on which the Participant first had knowledge of the occurrence of such event giving rise to Good Reason (or, in the case of multiple events, the latest to occur of such events) shall not be effective and the Participant shall be deemed to have waived his/her right to terminate employment for Good Reason with respect to such event:
(i)	Demotion, reduction in title, reduction in position or responsibilities, or change in reporting responsibilities or reporting level that is materially and adversely inconsistent with the Participant’s then position or the assignment of duties and/or responsibilities materially and adversely inconsistent with such position; or

(ii)	Relocation of the Participant’s primary office location more than fifty (50) miles from the Participant’s then current office location; or

(iii)	Reduction of greater than 10% in the Participant’s then base salary or reduction of greater than 10% in the Participant’s then long term or short term incentive compensation opportunity or a reduction in the Participant’s eligibility for participation in the Company’s benefit plans that is not commensurate with a similar reduction among similarly situated employees.
(j)	“Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(k)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(l)	“POR” means the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as modified, filed pursuant to Section 1121(a) of Title 11 of the United States Code and confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on February 6, 2006, which confirmation was affirmed by an order of the United States District Court for the District of Delaware entered on May 11, 2006.

(m)	“Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed effective as of the Date of Grant.

Kaiser Aluminum Corporation
By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the Participant.

Participant

Participant’s name and address:

DESIGNATION OF BENEFICIARY:
I hereby designate                                                                                                                                                                                  as my primary beneficiary, and                                                                                                                                                                 as my contingent beneficiary, hereunder in the event of my death.

Exhibit A
Management Objectives
[Specify Management Objectives and set forth the formula and procedures for determining the number of Performance Shares which will be vested and earned if performance is at or above the minimum level but falls short of full achievement of the specified Management Objectives.]